SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2007

PHOTOWORKS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-15338	91-0964899
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)	Identification No.)

71 Columbia Street

Seattle, Washington 98104

(Address of principal executive office)

(206) 281-1390

(Registrant’s telephone number including area code)

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 6, 2007, the Registrant closed an offering of convertible notes and warrants in the aggregate amount of $1,000,000. The notes have a maturity date of September 6, 2008 and bear interest at 12.5% per annum, payable on March 6, 2008 and at maturity. The notes are convertible into shares of Registrant’s common stock by the holders at an initial conversion price of $.40 per share.

In addition to the convertible notes, Registrant also issued warrants to purchase common stock. For each $1,000 principal amount of notes purchased, an investor received warrants to acquire 625 shares of common stock at $.40 per share. The warrants expire on September 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOWORKS, INC.

By:	/s/ Andrew Wood
Andrew Wood
Chief Executive Officer